UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
614 McKinley Place NE Minneapolis, MN 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

A copy of the press release issued by Bio-Techne Corporation on October 31, 2017, describing the results of operations for the quarter ended September 30, 2017 and its financial condition as of September 30, 2017, is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on October 31, 2017, announcing a cash dividend is attached hereto as Exhibit 99.2.

Bio-Techne director Dr. Charles Dinarello received more “Against” votes than “For” votes at the 2017 Annual Meeting of the Company.  Pursuant to the process described in the Company’s Principles of Corporate Governance, Dr. Dinarello offered to resign from the Board. The Board considered a number of factors to determine if accepting Dr. Dinarello’s offer to resign was in the best interests of the Company and its shareholders.  The Board considered Dr. Dinarello’s unique qualifications, including, among other things, his distinguished background as one of the leading scientists in the field of cytokine biology, which is foundational to many of the Company’s products, his stellar reputation as an innovative scientist, his past and expected future contributions to the Company’s research and development efforts and strategy; his significant exposure to the Company’s business and industry through length of service on the Board; his historical participation and contributions at Board meetings and communications and commitment regarding future attendance and scheduling; , his continued engagement with Bio-Techne scientists, his commitment to the success of the Company; the overall composition of the Board; his expected retirement at the next annual shareholder meeting; and the likely reason why Dr. Dinarello received more “Against” votes than “For” votes.

Additionally, the Board considered that prior to fiscal 2017, in every year but one since his election to the Board in 2005, Dr. Dinarello attended at least 75% of the regularly scheduled Board meetings and Committee meetings for each Committee on which he served.  He also made regular and frequent contributions outside of his attendance at board meetings. The Board also determined that there were reasonable justifications for Dr Dinarello’s absences from the meetings in fiscal 2017.

Ultimately, after consideration of all of these factors, the members of the Board determined that Dr. Dinarello has and continues to participate actively as a director, that he has made and continues to make substantial contributions to the Company and that it would not be in the best interests of the Company and its shareholders to accept Dr. Dinarello’s offer to resign.  Since Dr. Dinarello’s offer to resign was not accepted, Dr. Dinarello will continue to serve on the Company’s Board until our next annual meeting of shareholders, at which time the Board expects he will retire as a director.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release, dated October 31, 2017, announcing results of operations

99.2     Press Release, dated October 31, 2017, announcing cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: October 31, 2017	By: /s/ Brenda S. Furlow
Brenda S. Furlow
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.      Description

99.1                 Press Release, dated October 31, 2017, announcing results of operations

99.2                 Press Release, dated October 31, 2017, announcing cash dividend.